UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.                )

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Ballantyne Strong, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 NOTICE AND PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

to be held at

Company Headquarters
4350 McKinley Street
Omaha, NE 68112

on

Wednesday, May 19, 2010 at 9:00 a.m. (Local Time)

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held May 19, 2010

        The Annual Meeting of Stockholders of Ballantyne Strong, Inc. will be held at the Company's headquarters, 4350 McKinley Street, Omaha, Nebraska 68112, on May 19, 2010 at 9:00 a.m., Local Time, for the following purposes:

  1.
  To elect seven directors of the Company to one-year terms.

  2.
  To consider and act upon a proposal to adopt a long-term incentive plan.

  3.
  To consider and act upon a proposal to adopt an amendment to extend the duration of the 2005 Employee Stock Purchase Plan to October 2013.

  4.
  To consider and act upon a proposal to adopt an amendment to extend the duration of the 2005 Restricted Stock Plan to September 2013.

  5.
  To transact such other business as may properly be brought before the meeting or any adjournment thereof.

        Only those stockholders of record at the close of business on March 31, 2010, (the "Record Date") shall be entitled to notice of the meeting and to vote at the meeting.

        Your vote is important. Whether or not you plan to attend the Annual Meeting in person, please submit your proxy as soon as possible to assure a quorum. Please vote in one of these three ways:

  (1)
  Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope, or

  (2)
  Use the toll-free telephone number listed on the proxy card, or

  (3)
  Visit the website at http://www.proxyvoting.com/btn and have your proxy card in hand to vote through the internet.

        Voting by any of these methods will ensure that you are represented at the Annual Meeting even if you are not there in person. Stockholders who have previously voted but attend the meeting may withdraw their proxy if they wish to do so, and vote in person.

        Important: Your prompt return of the proxy card will help save your Company the expense and extra work of additional solicitation.

        If you desire assistance in scheduling overnight accommodations in Omaha, contact Debbie Wilbeck at Ballantyne at (402) 453-4444, ext. 303. Early reservations are encouraged.

        Our 2009 Annual Report on Form 10-K which is not a part of the proxy soliciting material, is enclosed.

        I look forward to seeing you at the Annual Meeting.

        Dated this 19th day of April, 2010.

By Order of the Board of Directors

John P. Wilmers President and Chief Executive Officer

 PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 19, 2010

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ballantyne Strong, Inc. (the "Company"). The 2010 Annual Meeting of Stockholders will be held on May 19, 2010 at 9:00 a.m., Local Time, at the Company's headquarters which are located at 4350 McKinley Street, Omaha, Nebraska and its telephone number is 402-453-4444.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 19, 2010

        A complete copy of this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2009 are also available at our website at http://ballantyne-strong.com

 GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who may vote?

        The Company has one class of voting shares outstanding. Only stockholders of record of our common stock at the close of business on March 31, 2010, the Record Date, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on the Record Date. At the close of business on March 31, 2010, the Company had 14,184,724 shares of outstanding common stock, all of which are entitled to vote at the Annual Meeting. Each share of common stock will have one vote on each matter to be voted on. The shares of common stock held in treasury will not be voted.

        This Proxy Statement was first mailed to stockholders on approximately April 20, 2010. We have enclosed with this Proxy Statement our 2009 Annual Report on Form 10-K. This report contains detailed information about our activities and financial performance in 2009.

What is the purpose of the Annual Meeting?

        At the Company's Annual Meeting, stockholders will act upon the matters described in the accompanying notice of meeting. In addition, management will report on Ballantyne's performance during fiscal 2009 and respond to questions from stockholders.

Who may attend the Annual Meeting?

        All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting.

What constitutes a quorum?

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the Company's common stock outstanding on the Record Date will constitute a quorum, permitting the meeting to conduct its business. As of the Record Date, 14,184,724 shares of common stock were outstanding. Broker non-votes, abstentions and proxies marked "withheld" for the election of directors, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal.

May I vote by proxy card, by telephone or through the internet?

        You may vote by proxy card, by telephone or through the internet. Voting by any of these methods will ensure that you are represented at the Annual Meeting even if you are not there in person.

May I vote confidentially?

        Yes. The Company's policy is to treat all stockholder meeting proxies, ballots and voting tabulations of a stockholder confidentially, if the stockholder has requested confidentiality on the proxy or ballot. Please refer to the attached proxy card for instructions.

        If you so request, your proxy will not be available for examination and your vote will not be disclosed prior to the tabulation of the final vote at the Annual Meeting, except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or (iii) if there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission (SEC). The independent election inspectors may at any time inform us whether or not a stockholder has voted.

May I change my vote?

        You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may change your vote on the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

How does the Board recommend I vote?

        Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth in the description of each proposal in this Proxy Statement. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How many votes are required to approve each Proposal?

          Election of Directors.    The election of a director requires the affirmative vote of a plurality of the shares present or represented by proxy at the meeting and entitled to vote. Consequently, votes to withhold and broker non-votes will have no impact on the election of directors. A properly executed proxy marked "Withhold" with respect to the election of a director nominee will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted for or against the director nominee.

          Because of a change in the rules governing the voting of shares held by brokers, the Company notes that, unlike at previous Annual Meetings your broker will not be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. We strongly encourage you to submit your proxy card and exercise your right to vote as a stockholder.

          Adoption of a long-term incentive plan (Proposal 2).    Approval to adopt a long-term incentive plan requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

          Amendment to extend the duration of the 2005 Stock Purchase Plan to October 2013 (Proposal 3).    Approval to adopt an amendment to extend the duration of the 2005 Stock

  Purchase Plan to October 2013 requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

          Amendment to extend the duration of the 2005 Restricted Stock Plan to September 2013 (Proposal 4).    Approval to adopt an amendment to extend the duration of the 2005 Restricted Stock Plan until September 2013 requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

          Other Proposals.    No other matters are anticipated to be brought before the meeting.

What is a broker non-vote?

        If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a "broker non-vote" occurs. Shares constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

Who pays the expenses incurred in connection with the solicitation of proxies?

        The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokers and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, telephone or facsimile. Mellon Investor Services LLC, the Company's Transfer Agent, is prepared to assist the Company to solicit proxies, if necessary.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

How may I get additional copies of the Annual Report?

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including financial statements, is enclosed. For additional printed copies, please contact our Corporate Secretary by mail at the address listed below:

    Attn: Corporate Secretary
    Ballantyne Strong, Inc.
    4350 McKinley Street
    Omaha, NE 68112

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Largest Owners of Ballantyne Shares

        The following table shows each person or entity Ballantyne knows to be the beneficial owner of more than five percent of the Company's outstanding common stock as of the Record Date of March 31, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(4)
Manatuck Hill Partners, LLC(1) 1465 Post Road East Westport, CT 06880	1,380,200	9.73%
Dimensional Fund Advisors LP(2) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	790,152	5.57%
Royce & Associates, LLC(3) 745 Fifth Avenue New York, NY 10151	830,350	5.85%

(1)
This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2010.

(2)
This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2010.

(3)
This information is based on a Schedule 13G filed with the Securities and Exchange Commission on January 22, 2010.

(4)
Based upon 14,184,724 shares outstanding on March 31, 2010.

Share Ownership of Directors and Officers

        The following chart sets forth, as of the close of business on March 31, 2010, certain information concerning beneficial ownership of common stock by each director of the Company, each of the named executive officers (as defined below), and all directors and executive officers as a group.

Name	Number of Shares Beneficially Owned(1)		Percent of Common Stock(2)
John P. Wilmers, President and CEO	236,203	(3)	1.67%
Christopher D. Stark, Vice President of Operations and COO	30,676	(4)	*
Ray F. Boegner, Senior Vice President	83,895	(5)	*
Kevin S. Herrmann, CFO	68,429	(6)	*
William F. Welsh, II, Chairman of the Board	153,375	(7)	1.08%
Alvin Abramson, Director	55,750	(8)	*
Christopher E. Beach, Director	283,849	(9)	2.00%
Marc E. LeBaron, Director	47,625	(10)	*
Mark D. Hasebroock, Director	54,750	(11)	*
Steven J. Schuster, Director	115,500	(12)	*
All directors and executive officers as a group (10 persons)	1,130,052	(13)	7.97%

*
Less than 1% of common stock outstanding.(1)

        All executive officers beneficially own 419,203 shares including exercisable stock options and restricted stock, or 2.96% of the outstanding common stock.(1)(14)

(1)
Each director and officer not shown as being a part of a group owns all outstanding shares directly and has sole or shared voting and investment power over such shares. The number of shares shown for stockholders reporting ownership as part of a group represents the total number of shares over which any member of the group has sole or shared voting or investment power.

(2)
Based upon 14,184,724 shares of common stock outstanding as of March 31, 2010. Each named person is deemed to be the beneficial owner of shares of common stock that may be acquired or vest within 60 days of March 31, 2010 upon the exercise of stock options or vesting of restricted stock, respectively. The shares also include restricted stock not scheduled to vest within 60 days of March 31, 2010, as the individuals have sole or shared voting and investment power over such shares. Accordingly, the number of shares and percentage set forth next to the name of such person, all executive officers as a group and all directors and executive officers as a group includes the shares of common stock issuable pursuant to presently exercisable stock options and non-vested restricted stock. However, the shares of common stock so issuable upon exercise of stock options or unvested restricted stock by any such person are not included in calculating the percentage of common stock beneficially owned by any other stockholder.

(3)
Includes 142,682 shares of common stock directly owned by Mr. Wilmers, 18,521 shares of restricted common stock vesting more than 60 days after March 31, 2010 and 75,000 shares purchasable pursuant to presently exercisable stock options.

(4)
Includes 21,432 shares of common stock directly owned by Mr. Stark and 9,244 shares of restricted common stock vesting more than 60 days after March 31, 2010.

(5)
Includes 24,820 shares of common stock directly owned by Mr. Boegner, 9,075 shares of restricted common stock vesting more than 60 days after March 31, 2010 and 50,000 shares purchasable pursuant to presently exercisable stock options.

(6)
Includes 23,825 shares of common stock directly owned by Mr. Herrmann, 9,604 shares of restricted common stock vesting more than 60 days after March 31, 2010 and 35,000 shares purchasable pursuant to presently exercisable stock options.

(7)
Includes 125,250 shares of common stock directly owned by Mr. Welsh, 4,500 shares of restricted common stock vesting within 60 days after March 31, 2010 and 23,625 shares purchasable pursuant to presently exercisable stock options.

(8)
Includes 27,625 shares of common stock directly owned by Mr. Abramson, 4,500 shares of restricted common stock vesting within 60 days after March 31, 2010 and 23,625 shares purchasable pursuant to presently exercisable stock options.

(9)
Includes 255,724 shares of common stock directly owned by Mr. Beach, 4,500 shares of restricted common stock vesting within 60 days after March 31, 2010 and 23,625 shares purchasable pursuant to presently exercisable stock options.

(10)
Includes 19,500 shares of common stock directly owned by Mr. LeBaron, 4,500 shares of restricted common stock vesting within 60 days after March 31, 2010 and 23,625 shares purchasable pursuant to presently exercisable stock options.

(11)
Includes 26,625 shares of common stock directly owned by Mr. Hasebroock, 4,500 shares of restricted common stock vesting within 60 days after March 31, 2010 and 23,625 shares purchasable pursuant to presently exercisable stock options.

(12)
Includes 111,000 shares of common stock directly owned by Mr. Schuster, all of which are pledged as security for a margin account, and 4,500 shares of restricted common stock vesting within 60 days after March 31, 2010.

(13)
Includes 778,483 shares of common stock owned directly by all directors and executive officers as a group, 27,000 shares of restricted common stock vesting within 60 days after March 31, 2010, 46,444 shares of restricted common stock vesting more than 60 days after March 31, 2010 and 278,125 shares purchasable pursuant to presently exercisable stock options.

(14)
Includes 212,759 shares of common stock owned directly by all executive officers, 46,444 shares of restricted stock vesting more than 60 days after March 31, 2010 and 160,000 shares purchasable pursuant to presently exercisable stock options.

PROPOSAL 1
ELECTION OF DIRECTORS

        Ballantyne's Certificate of Incorporation, as amended, and Bylaws, as amended, provide for the annual election of all directors. The Board of Directors has set the number of directors for 2010 at seven (7). At the Annual Meeting, stockholders will elect, by a plurality of the votes cast, in person or by proxy, seven Ballantyne directors, who will constitute the entire Board. The seven individuals nominated for election, all of which presently serve as directors, are William F. Welsh, II, Alvin Abramson, Christopher E. Beach, John P. Wilmers, Marc E. LeBaron, Mark D. Hasebroock and Steven J. Schuster. Information on these individuals and Ballantyne's corporate governance disclosures follow this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
"FOR" THE ELECTION OF ALL THE NOMINEES.

 BOARD OF DIRECTORS

        Set forth below is a list of the seven current directors and certain information regarding them. The chart below also sets forth the year in which each current director became a director of the Company. Each of these individuals has been nominated for election at the 2010 Annual Meeting.

        William F. Welsh, II, age 68, was Chairman/CEO of Election Systems & Software from 1993 until his retirement in October 2003. Mr. Welsh has served as a director of Ballantyne since 2000. The Nominating Committee believes that Mr. Welsh's prior executive level leadership and Chief Executive Officer experience give him the operational expertise and breadth of knowledge which qualify him to serve as director.

        Alvin Abramson, age 81, is a self-employed business consultant since 2000. He is a retired Certified Public Accountant. Mr. Abramson has served as a director of Ballantyne since 2002. The Nominating Committee believes that Mr. Abramson's experience in public accounting as a Certified Public Accountant give him the financial expertise and breadth of knowledge to serve as a director of the Company and provide direction and oversight to the Company's financial reporting and business controls.

        Christopher E. Beach, age 40, is Director of Business Development for Dycom Industries, Inc., a provider of specialty contracting services throughout the United States. Mr. Beach was previously founder and CEO of Bayshore Capital Management, LLC from February 2002 to August of 2009. Mr. Beach has served as a director of the Company since 2006. The Nominating Committee believes that Mr. Beach's knowledge of the public markets and investment company experience give him the expertise and breadth of knowledge which qualify him to serve as a director.

        John P. Wilmers, age 65, is President and CEO of Ballantyne since March 1997. He was previously executive Vice President of the Company since 1992, Mr. Wilmers joined the Company in 1981 and served in various capacities thereafter. Mr. Wilmers' has served as Director of the Company since 1995. The Nominating Committee believes that Mr. Wilmers' current position of President and CEO of Ballantyne along with his long-standing industry knowledge give him the operational expertise and breadth of knowledge which qualify him to serve as a member of the Board.

        Marc E. LeBaron, age 55, is Chairman/CEO of Lincoln Industries from 2001 to present. He is a director of Assurity Security Group, Inc. Mr. LeBaron has served as a director of Ballantyne since 2005. The Nominating Committee believes that Mr. LeBaron's organizational leadership experience, his ability to identify and implement business strategy and knowledge of corporate governance give him the operational expertise and breadth of knowledge which qualify him to serve as a director.

        Mark D. Hasebroock, age 50, is Co-founder, Director and Secretary of Hayneedle.com (formerly Netshops, Inc.) from 2002 to present. Mr. Hasebroock has served as a director of Ballantyne since 2003. The Nominating Committee believes that Mr. Hasebroock's current executive level leadership and technology experience give him the operational expertise and breadth of knowledge which qualify him to serve as a director.

        Steven J. Schuster, age 42, is Portfolio Manager of Bridge Street Asset Management, an investment and asset management company. He was previously Senior Vice President and Portfolio Manager of Cramer Rosenthal McGlynn, LLC, an investment and asset management company from 2002-2008. Mr. Schuster has served as a director of Ballantyne since 2009. The Nominating Committee believes that Mr. Schuster's skills regarding financial and corporate strategic development along with over 20 years of investment company experience give him the expertise and breadth of knowledge which qualify him to serve as a director.

 CORPORATE GOVERNANCE

        The Board of Directors operates pursuant to the provisions of the Company's Certificate of Incorporation (as amended) and Bylaws (as amended) and has also adopted several corporate governance policies to address significant corporate governance issues. The Board of Directors has adopted the following governance documents:

  •
  Code of Ethics

  •
  Corporate Governance Principles

  •
  Audit Committee Charter

  •
  Nominating and Corporate Governance Committee Charter

  •
  Compensation Committee Charter

  •
  Procedures for bringing concerns or complaints to the attention of the Audit Committee

        These corporate governance documents are available on the Company's website at www.ballantyne-strong.com.

Role of the Board in Risk Oversight

        One of the Board's key functions is informed oversight of the Company's risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic and operational risk exposure. The Audit Committee has the responsibility to consider and discuss major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also provides oversight of the performance of the internal audit function. The Nominating and Corporate Governance Committee monitors the effectiveness of the Company's corporate governance guidelines and the selection of prospective Board members and their qualifications. The Compensation Committee, in conjunction with the Audit Committee, assesses and monitors whether any of the Company's compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets with management and the applicable Board committees at least annually to evaluate and monitor respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from individuals responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Board Independence

        The Board of Directors is composed of a majority of independent directors as defined by the listing requirements of the NYSE AMEX. The Board of Directors has determined that each of Messrs. Welsh, Abramson, Beach, LeBaron, Hasebroock and Schuster are independent directors of the Company under the listing standards adopted by the NYSE AMEX. It is the policy of the Board that the independent directors meet in executive session (i.e. without management present) at each regular Board Meeting as well as when they as a group deem such meeting appropriate or necessary. During 2009, the independent directors met five times in person. In addition, they held one meeting via teleconference. All independent directors attended at least seventy-five percent of the aggregate number of meetings held.

Communication to the Board

        Stockholders wishing to communicate with the Board of Directors should address written correspondence to the Secretary of the Company who will present the communication to the Board.

Board Meeting Attendance

        The Board of Directors held five meetings in person during 2009. In addition, the Board of Directors held 1 meeting via teleconference. Each current director attended at least seventy-five percent of the aggregate number of meetings held.

Board Attendance at Annual Meeting

        All members of the Board of Directors are encouraged to attend the Annual Meeting. All directors serving at the time attended the 2009 Annual Meeting.

BOARD COMMITTEES

        The Board has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The current charters for each of the Committees are available on our Internet site, www.ballantyne-strong.com. The members of the Board committees, as of the date of this Proxy Statement, are identified in the following table:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
William F. Welsh		X	Chair
Alvin Abramson	Chair		X
Christopher E. Beach		Chair	X
Marc E. LeBaron	X	X	X
Mark D. Hasebroock	X	X	X
Steven J. Schuster	X	X	X

Audit Committee

        The Board, acting under a written charter, has a standing Audit Committee. The Audit Committee consists of directors Abramson (Chair), Hasebroock, LeBaron and Schuster, who are independent directors, as defined by NYSE AMEX listing requirements. All Audit Committee members are financially literate. The Board of Directors has determined that Mr. Abramson is an "audit committee financial expert" as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities and Exchange Commission. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company, and performs such other duties as are directed by the Board. The Committee's role includes a particular focus on the qualitative aspects of financial reporting to stockholders, and on the Company's processes to manage business and financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements.

        The Committee is directly responsible for the appointment of the independent registered public accounting firm engaged to prepare or issue an audit report on the financial statements and internal controls of the Company and periodically reviews and evaluates their performance and independence from management. All audit and permitted non-audit services are pre-approved by the Committee. Any services not covered by prior pre-approval or services exceeding the pre-approved cost levels, must be approved in advance by the Committee. The Committee may delegate the responsibility of approving proposed non-audit services that arise between Committee meetings, to the Chairman, provided that the decision to approve the services is presented for ratification at the next scheduled Committee meeting. During 2009, the Committee held four meetings in person. In addition, the Committee held two meetings via teleconference. All Committee members attended at least seventy-five percent of the aggregate number of meetings held.

Compensation Committee

        The Compensation Committee of the Company's Board of Directors consists of directors Beach as Chair, Welsh, LeBaron, Hasebroock and Schuster. All members of the Committee are independent as defined by the NYSE AMEX listing requirements. The Compensation Committee acts under a written charter, adopted by the Board of Directors. The Committee functions include, but are not limited to:

  •
  Determining the compensation of the Chief Executive Officer;

  •
  Overseeing all other executive officers' compensation, including salary and payments under the Company's bonus and stock plans.

  •
  Administering the Company's stock compensation plans including approving all individual grants and awards under these plans.

  •
  Reviewing compensation for non-employee directors and recommending changes to the Board.

        The Compensation Committee has engaged Compensation Strategies, Inc. as the Committee's independent executive compensation consultant as needed. Compensation Strategies reports directly to the Committee and provides advice on the structure and amounts of executive and director compensation. In addition, they also assisted with the development of the 2010 Long-Term Incentive Plan discussed in Proposal 2 of this Proxy Statement.

        The Committee held two meetings in person during 2009. In addition, the Committee held one meeting via teleconference. All Committee members attended at least seventy-five percent of the aggregate number of meetings held.

Nominating and Corporate Governance Committee

        The members of the Nominating and Corporate Governance Committee are directors Welsh (Chair), Abramson, Beach, LeBaron, Hasebroock and Schuster. All members of the Nominating and Corporate Governance Committee are independent as defined by the NYSE AMEX listing requirements. The Nominating and Corporate Governance Committee acts under a written charter, adopted by the Board of Directors. The functions of the Committee include, among other items, overseeing all aspects of the Company's corporate governance functions including compliance with significant legal, ethical and regulatory requirements. The Nominating and Corporate Governance Committee also reports to, and assists, the Board of Directors in identifying individuals for membership to the Board and recommends to the Board the director nominees for the next Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee held two meetings in person during 2009. All Committee members attended at least seventy-five percent of the aggregate number of meetings held.

        Director Nomination Process—Nominees are chosen for their ability to represent all of the stockholders, and for their character, judgment, fairness and overall ability. As a group, they are expected to set the appropriate policy for the Company, and to bring to the Board of Directors broad experience in business matters and an insight and awareness of the appropriate and ever-changing role that corporations should have in society. Because the advice of those facing similar problems is of particular value, executive officers of other corporations are desirable nominees. In connection with the selection of nominees for director, the Nominating Committee strives to identify and recruit individuals whose diverse talents, experiences and backgrounds enhance the inclusive environment in which the Board currently functions.

        The following personal criteria are considered in selecting candidates for the Board of Directors:

  •
  Independence and absence of conflicts of interest

  •
  Honesty, Integrity and Accountability

  •
  Substantial business experience with a practical application to the Company's needs

  •
  Willingness to ask tough questions in a constructive manner that adds to the decision making process of the Board

  •
  Demonstrated ability to think strategically and make decisions with a forward looking focus

  •
  Ability to assimilate relative information on a broad range of topics

  •
  Willingness to express independent thought

  •
  Team player

  •
  Willingness to make a strong commitment of time and attention to the Board's processes and affairs

  •
  Ability to commit to Company stock ownership

        The Nominating and Corporate Governance Committee evaluated Messrs. William F. Welsh, II, Alvin Abramson, Christopher E. Beach, John P. Wilmers, Marc E. LeBaron, Mark D. Hasebroock and Steven J. Schuster using these criteria, and recommended their nomination to the Board of Directors. The Board, in turn, nominated all seven persons for election as directors at the 2010 Annual Meeting of Stockholders.

        The Nominating and Corporate Governance Committee will also consider proposals for nominees for director from stockholders which are made in writing to the Secretary of the Company and comply with Bylaw requirements. The recommendation must contain sufficient background information concerning the nominee to enable a proper judgment to be made as to his or her qualifications. Recommendations must also include a written statement from the candidate expressing a willingness to serve.

 EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        The following is a list of the names and ages of the current executive officers of the Company, their business history and their term of office with the Company.

Name	Age	Position and Principal Occupation	Officer Since
John P. Wilmers	65	Director of Company; President and CEO of Company since March 1997; previously Executive Vice President of Company since 1992; joined Company in 1981 and has served in various capacities thereafter.	1988
Christopher D. Stark	49	Vice President of Operations since April 2007. During 2009, he added the title of COO. Served as General Manager for Nobbies, Inc. from September 1999 to April 2007.	2007
Ray F. Boegner	60	Senior Vice President; previously Senior Vice President of Sales; Vice President of Sales prior to November 1996; joined Company in 1985.	1997
Kevin S. Herrmann	44	CFO, Secretary and Treasurer since November 2006; joined the Company as Controller in 1997.	2006

Compensation Discussion and Analysis

Compensation Philosophy

        Decisions with respect to executive compensation are made by the Compensation Committee on an individual basis based upon a number of factors, including, but not limited to, the provisions of any existing employment contract with an executive officer, evaluation of the executive officer's performance, the level of responsibility associated with the executive officer's office, recruitment requirements and the performance of the Company. Compensation of the executive officers of the Company has historically been structured to motivate, reward and retain the executive officers consistent with the needs of the Company from time to time. The major elements of the executive officers' compensation are base salary, short-term cash incentives and long-term incentives in the form of restricted stock.

        The overall goal of the Company's compensation policy is to maximize stockholder value by attracting, retaining and motivating the executive officers that are critical to its long-term success. To that end, on April 9, 2010, the Board of Directors adopted the Ballantyne Strong, Inc. 2010 Long-Term Incentive Plan, subject to approval by the stockholders of the Company as discussed in Proposal 2. The Board of Directors believes that the 2010 Plan, coupled with the 2005 Restricted Stock Plan, is essential to recruit, motivate and retain a high caliber management team and is expected to advance the long-term success of the Company by rewarding executive officers and key employees for the achievement of certain performance goals designed to increase stockholder value over a multi-year period. The Committee retained a compensation consultant, Compensation Strategies, Inc., to assist it in the development of the 2010 Plan. Please refer to Proposal 2 for a more detailed discussion of the 2010 Long-Term Incentive Plan.

Base Salary

        The base salaries of executive officers have historically reflected, and will continue to reflect their individual contribution to the Company. Base salaries have historically been reviewed annually and may be changed based on the individual's performance or a change in competitive pay levels in the marketplace.

        The Compensation Committee reviews and establishes the base salary of the Chief Executive Officer based on independent competitive data, his leadership in establishing performance standards in the conduct of the Company's business, and its expectation as to his future contributions in directing the long-term success of the Company and its business. Mr. Wilmers did not receive a base salary increase for fiscal year 2010.

Cash and Restricted Stock Bonuses

        The Committee believes that the annual bonus of key employees, including executive officers, should be based on optimizing profits and prudent management of the capital employed in the business. Annual incentive compensation is determined and paid pursuant to the Company's Short-Term Incentive Plan ("STI Plan"). The STI Plan is an annual incentive program that provides the executive officers and key management bonuses if the Company achieves certain goals. Each payout is further subject to the achievement of certain individual goals, as defined. The STI Plan provides for a bonus payout in the form of cash, restricted and unrestricted stock or some combination thereof based on certain criteria. The bonuses paid for fiscal 2009 performance were generally in the form of cash and unrestricted stock. For the 2009 STI Plan, the Compensation Committee established certain target award percentages of base salary to determine the target award for the named executive officers and certain key employees. Consistent with prior years, the target award for Mr. Wilmers was set at 50% of his base salary while the target awards for the remaining named executive officers were set at 35% of their base salaries.

        The Compensation Committee set three universal tactical goals that comprised 90% of the entire target award that applied to each of the participants of the STI Plan. The first universal goal was that fiscal year 2009 consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA"), excluding one-time items and the short-term incentive plan accrual met or exceeded $850,000. This goal represented 45% of the target award. The second universal goal was fiscal year 2009 Strong-MDI sales revenue of at least $7.8 million with a certain minimum gross margin contribution percentage. This goal represented approximately 30% of the target award. The final universal tactical award was that fiscal year 2009 Strong Technical Services EBITDA be no more than a loss of $250,000. This goal represented 15% of the target award. The Committee also set one goal that was specific to each participant's area of responsibility and represented the final 10% of the target award. Each goal was established whereby in the event that a particular goal was not met, no payout would occur. There were no minimum or maximum performance levels.

        The Committee deemed all the goals described above effective in focusing management on becoming profitable even with the challenges of operating under the Company's transition from being a film manufacturing company to one based on the distribution and service of digital equipment. The Committee also considered the state of the credit markets which has delayed the rollout of digital cinema and which was largely out of the control of the Company.

        Based on actual results, the named executive officers were entitled to 100% of their target awards. The payouts for these target awards are reflected in the Summary Compensation Table on page 17. The payments or issuance of stock were made in 2010.

Stock Plans

        During 2005, the Committee adopted and the stockholders subsequently approved, the 2005 Restricted Stock Plan. The Committee believes the Plan provides a mechanism to link executive and stockholder interests and assists the Company in attracting and retaining key executives. During 2009, 64,491 shares of common stock were granted to key employees under the Restricted Stock Plan as partial payment for the goals met under the STI Plan for fiscal 2008. During February 2010, 41,030 shares of common stock were granted to key employees under the Plan as partial payment for goals met under the STI Plan for fiscal 2009. A total of 90,479 shares remain available for issuance pursuant to this Plan. The Plan is set to expire in September 2010 but through Proposal 4, if approved by the Company's stockholders, will be extended until September of 2013.

        The Company also has an Employee Stock Purchase Plan to provide a method by which eligible employees may purchase common stock on a discounted basis through payroll deductions. The maximum number of shares of common stock that can be purchased by an eligible employee pursuant to any plan year is 2,000 shares. The Committee believes that participation in the Plan provides eligible employees at all levels with a greater incentive to contribute to the success of the Company. A total of 88,553 shares have been reserved and remain available for issuance pursuant to this Plan. The Plan is set to expire in October 2010 but through Proposal 3, if approved by the Company's stockholders, will be extended until October of 2013.

401K Retirement Plan

        The Company has adopted a Retirement and Savings 401(k) Plan (the "Plan"), which is a combination savings and profit sharing plan designed to qualify under Section 401 of the United States Internal Revenue Code of 1986, as amended (the "Code"), including the provisions of Section 401(k). All employees of Ballantyne who are at least eighteen years old and who have completed six months of service are eligible to participate in the Plan. Each participant may defer up to 100% of their compensation. The Company will match 50% of the amount deferred up to 6% of their compensation. In addition, the Company may elect, at the discretion of the Board, to contribute an additional amount. All contributions to the Plan are nonforfeitable. For 2009, no participant could contribute more than $16,500 to the Plan and receive a deduction for federal income tax purposes while certain participants age 50 or older could contribute up to $22,000. Benefits may be distributed to participants or their beneficiaries, as the case may be, in the event of a participant's death, retirement or other termination of service, or, if the participant so requests, on reaching age 59 1/2. Participants may be eligible to withdraw benefits in case of hardship.

        Contributions to the Plan made by the Company on behalf of the named executive officers of the Company are included in the Summary Compensation Table.

Other Employee Benefits

        The Company provides a Company automobile to its current named executive officers. The Company also provides its executives with certain benefits which are generally available to all employees of the Company, such as excess life and disability insurance. These benefits for the named executive officers of the Company are included in the Summary Compensation Table.

Employment Contracts

        The Company has written employment agreements with each Mr. Wilmers, Mr. Stark, Mr. Boegner and Mr. Herrmann. The material provisions of each of these agreements are discussed below.

        Mr. Wilmers' base compensation was $275,000 per year during fiscal 2009. He is also eligible to participate in the Short-Term Incentive Plan and other normal employee benefits. In connection with the Board of Directors' desire to establish a succession plan for the position of President and Chief Executive Officer, the Company entered into two agreements with Mr. Wilmers on September 23, 2009. The first agreement constituted an amendment to his current Executive Employment Agreement. This amendment, effective January 23, 2010, provides for the continuation of Mr. Wilmers' employment as President and CEO through the earlier of the first day his successor commences employment or December 31, 2011. Mr. Wilmers' base compensation and other benefits remain materially consistent with his previous employment agreement. The second agreement with Mr. Wilmers is a new Employment Agreement and was entered into in anticipation of the Company employing Mr. Wilmers'

successor prior to December 31, 2011. The term of the new Employment Agreement commences upon the Company hiring Mr. Wilmers' successor and ends on December 31, 2011, unless terminated earlier in accordance with its terms. Mr. Wilmers' title and duties will be as assigned by the Board of Directors. His salary and other benefits will remain materially consistent with the terms of his existing employment agreement, except that, in the event of termination without cause, Mr. Wilmers will receive his salary for the balance of the contract term as severance in lieu of any amount payable pursuant to the Company's general severance policy. Assuming a termination date of December 31, 2009, as required by SEC rules, the approximate value of the severance benefits would have been approximately $329,000 for Mr. Wilmers. In addition, under Mr. Wilmers employment agreement that existed at December 31, 2009, he was also entitled to receive any bonus he would have been entitled to receive under the Short-Term Incentive Plan. The value of this bonus benefit, assuming a termination date of December 31, 2009, as required by SEC rules, was $137,500. Mr. Wilmers' employment agreement obligates the Company to continue medical insurance coverage at the Company's expense for him and his eligible dependents until he reaches age 65, and for his spouse until she reaches age 65 notwithstanding expiration of the agreement. After attaining age 65, Mr. Wilmers and his eligible dependents are entitled to medical insurance coverage, to the extent that, the Company provides such coverage for other retired senior executives. The Company will provide medical coverage for Mr. Wilmers' spouse until she reaches age 65 provided Mr. Wilmers remains employed by the Company until his retirement. As of December 31, 2009, the Company has accrued approximately $208,000 toward this obligation.

        Mr. Stark's base compensation was $170,000 per year during fiscal year 2009. He is eligible to participate in the Short-Term Incentive Plan and other normal employee benefits. Mr. Stark's employment contract expires in November 2010.

        Mr. Boegner's base compensation was $195,000 per year during fiscal 2009. He is eligible to participate in the Short-Term Incentive Plan and other normal employee benefits. Mr. Boegner's employment contract expires in January 2011.

        Mr. Herrmann's base compensation was $160,000 per year during fiscal year 2009. He is eligible to participate in the Short-Term Incentive Plan and other normal employee benefits. Mr. Herrmann's employment contract expires in May 2010.

        In the event that their employment agreements are not renewed at the expiration of their terms, Messrs. Stark, Boegner and Herrmann are entitled to severance and other benefits such as accrued vacation pursuant to the Company's then-existing severance policy, but in no event shall they receive less than one week of severance for each year of employment, and all then-existing insurance benefits will continue during the severance period. Assuming a termination date of December 31, 2009, as required by SEC rules and assuming applicability of the Company's then-existing severance policy of providing employees with over 10 years of service with two weeks for each year of employment, the approximate value of the severance and benefits would have been approximately $203,000 for Mr. Boegner and approximately $92,000 for Mr. Herrmann. The value of severance and benefits for Mr. Stark under the same assumptions, given a policy of providing exempt employees with fewer than 6 years of service a minimum of six weeks of severance would have been approximately $28,000.

        Messrs. Boegner's, Stark's and Herrmann's employment agreements provide that in the event the Company is the subject of a sale transaction, either of its assets or stock, the purchaser must assume the employment agreements. They further provide for an automatic extension for a period of three years from the closing date of such transaction.

        The Company's obligations under the employment agreements with all four executives are conditioned upon their compliance with the terms of the agreement which include, as applicable, provisions concerning non-disclosure of confidential information and covenants not to solicit the Company's customers and employees.

Compensation Committee Interlocks and Insider Participation

        During 2009 there were no compensation committee interlocks and no insider participation in compensation decisions that were required to be reported under the rules and regulations of the Securities and Exchange Act of 1934.

Compensation Committee Report

        The Compensation Committee oversees the Company's compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement and based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

  Christopher E. Beach (Chair)
  William F. Welsh, II
  Marc E. LeBaron
  Mark D. Hasebroock
  Steven J. Schuster

Executive Compensation

        The following table sets forth information regarding all forms of compensation earned by the Company's Named Executive Officers during the last three fiscal years. Each Named Executive Officer was employed by the Company during all of fiscal 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock award(s) ($)(3)		Option Awards ($)	Non-Equity Incentive Plan Comp. ($)(2)	Change in Pension Value & Nonqualified Def. Comp. Earnings ($)	All Other Compensation ($)(11)	Total ($)
John P. Wilmers,	2009	275,000	—	—		—	137,500	—	17,474	429,974
President and Chief	2008	270,000	—	111,374	(4)	—	30,375	—	19,898	431,647
Executive Officer	2007	255,000	—	—		—	—	—	21,596	276,596
Christopher D. Stark(1)	2009	170,000	—	38,671	(5)	—	20,829	—	8,045	237,545
Vice President of	2008	165,000	—	51,160	(6)	—	15,159	—	8,261	239,580
Operations and Chief Operating Officer	2007	104,615	—	—		—	—	—	388	105,003
Ray F. Boegner,	2009	195,000	—	44,362	(7)	—	23,888	—	13,595	276,845
Senior Vice President	2008	189,000	—	55,383	(8)	—	14,884	—	14,428	273,695
	2007	180,000	—	—		—	—	—	13,413	193,413
Kevin Herrmann,	2009	160,000	—	27,999	(9)	—	28,001	—	13,690	229,690
Chief Financial Officer,	2008	150,000	—	47,251	(10)	—	15,750	—	13,940	226,941
Secretary and Treasurer	2007	140,000	—	—		—	—	—	12,569	152,569

(1)
Mr. Stark was hired by the Company in April 2007.

(2)
These amounts represent annual cash incentive awards received under the Company's Short-Term Incentive Plan.

(3)
The amounts in this column represent the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board ASC Topic 718. Amounts for 2008, previously presented as expense recorded by the Company have been recalculated to present the grant date fair value, in accordance with a change in SEC rules. For additional information relating to the assumptions made in valuing and expensing these awards for 2009 refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC.

(4)
Consists of the grant date fair value of 18,000 shares of restricted stock granted during 2008 and 18,521 shares of restricted stock granted during 2009 for achieving 2008 performance targets under the Short-Term Incentive Plan.

(5)
Consists of the grant date fair value of 9,432 shares of stock granted during 2010 for achieving 2009 performance targets under the Short-Term Incentive Plan.

(6)
Consists of the grant date fair value of 8,000 shares of restricted stock granted during 2008 and 9,244 shares of restricted stock granted during 2009 for achieving 2008 performance targets under the Short-Term Incentive Plan.

(7)
Consists of the grant date fair value of 10,820 shares of stock granted during 2010 for achieving 2009 performance targets under the Short-Term Incentive Plan.

(8)
Consists of the grant date fair value of 9,000 shares of restricted stock granted during 2008 and 9,075 shares of restricted stock granted during 2009 for achieving 2008 performance targets under the Short-Term Incentive Plan.

(9)
Consists of the grant date fair value of 6,829 shares of stock granted during 2010 for achieving 2009 performance targets under the Short-Term Incentive Plan.

(10)
Consists of the grant date fair value of 7,000 shares of restricted stock granted during 2008 and 9,604 shares of restricted stock granted during 2009 for achieving 2008 performance targets under the Short-Term Incentive Plan.

(11)
The Company provides its executives with certain employee benefits. These benefits include excess life and disability insurance, certain auto expenses and contributions made by the Company under the Ballantyne Retirement and Savings Plan described herein and are identified and quantified for 2009 below:

	Mr. Wilmers	Mr. Stark	Mr. Boegner	Mr. Herrmann
Auto Expenses	$6,981	2,226	4,181	8,362
Employer match on Retirement and Savings Plan	7,081	5,009	5,850	4,800
Excess life and disability insurance	3,412	810	3,564	528

Total All Other Compensation	$17,474	8,045	13,595	13,690

        The following table sets forth information concerning each grant of an award made to the Company's Named Executive Officers during the last completed fiscal year.

Grants of Plan-based Awards for Fiscal 2009

											Grant Date Fair Value of Stock and Option Awards ($) (2)
								All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares)					Exercise or Base Price of Option Awards ($/share)
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
John P. Wilmers	2/23/09	—	—	—	—	—	—	18,521	—	—	30,374
Christopher D. Stark	2/23/09	—	—	—	—	—	—	9,244	—	—	15,160
Ray F. Boegner	2/23/09	—	—	—	—	—	—	9,075	—	—	14,883
Kevin S. Herrmann	2/23/09	—	—	—	—	—	—	9,604	—	—	15,751

(1)
Reflects total grant awards made during 2009 pursuant to the 2005 Restricted Stock Plan as partial payment for goals met under the Short-Term Incentive Plan for fiscal 2008.

(2)
The amounts in this column represent the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board ASC Topic 718 during the applicable fiscal year. For additional information relating to the assumptions made in valuing and expensing these awards for 2009 refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC.

        The following table sets forth information concerning outstanding equity awards for each of the Company's Named Executive Officer as of the end of the last completed fiscal year.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number Of Shares or Units Of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John P. Wilmers	75,000	—	—	0.62	04/30/2012	27,521	102,653	—	—
Christopher D. Stark	—	—	—	—	—	13,244	49,400	—	—
Ray F. Boegner	50,000	—	—	0.62	04/30/2012	13,575	50,635	—	—
Kevin S. Herrmann	35,000	—	—	0.63	05/05/2012	13,104	48,878	—	—

(1)
Based on the closing market price of Ballantyne Strong, Inc. common stock on December 31, 2009.

        The following table sets forth information concerning exercised options and vesting of stock awards for each of the Company's Named Executive Officers as of the end of the last completed fiscal year.

Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(1)
John P. Wilmers	—	—	9,000	11,520
Christopher D. Stark	—	—	4,000	5,120
Ray F. Boegner	—	—	4,500	5,760
Kevin S. Herrmann	—	—	3,500	4,480

(1)
Difference between the exercise price and the market price on the date of vesting.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John P. Wilmers, Chief Executive Officer	Postretirement Benefit Plan	28	208,410	—

(1)
Years of credited service under the plan are equivalent to the years of total service for the employee through December 31, 2009.

Director Compensation

        The following table sets forth the compensation paid to the Company's directors in fiscal 2009. Mr. Wilmers also serves as a director, but he does not receive separate compensation for these services and his compensation is reflected within the various other tables in the Compensation Discussion and Analysis portion of this Proxy Statement.

        On April 1, 2009, the Company entered into a consulting agreement with Christopher Beach, a Director, to assist senior management on matters such as strategic planning, mergers and acquisitions and succession planning. Under terms of the agreement, Mr. Beach provided services on a part-time basis as an independent contractor in exchange for a consulting fee paid in cash and restricted stock, plus out-of-pocket expenses. On September 4, 2009, the agreement was mutually terminated as the objectives of the agreement were achieved.

	Fees Earned Or Paid in Cash ($)	Stock Awards ($)(3)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Comp. Earn. ($)	All Other Comp. ($)(6)	Total ($)
William F. Welsh, II(2)	25,500	9,855	—	—	—	—	35,355
Alvin Abramson(1)	30,500	9,855	—	—	—	—	40,355
Christopher E. Beach(2),(6)	25,500	28,134	—	—	—	22,998	76,632
Marc E. LeBaron(2)	25,500	9,855	—	—	—	—	35,355
Mark D. Hasebroock(2)	24,500	9,855	—	—	—	—	34,355
Steven J. Schuster(2),(4)	10,253	9,855	—	—	—	—	20,108

(1)
In 2009, Mr. Abramson received (a) an annual retainer of $25,000 which consisted of a $20,000 retainer received as director compensation and a $5,000 retainer received as Chairman of the Audit Committee; (b) $1,000 for each Board meeting attended; and (c) $500 for each Board meeting held via teleconferencing. Although not included in the above table, the director is reimbursed for his out-of-pocket expenses of attending Board meetings.

(2)
In 2009, Messrs. Welsh, Beach, LeBaron, Hasebroock and Schuster received (a) an annual retainer of $20,000; (b) $1,000 for each Board meeting attended; and (c) $500 for each Board meeting held via teleconferencing. Although not included in the above table, the directors are reimbursed for their out-of-pocket expenses of attending Board meetings.

(3)
In May 2009, Messrs. Abramson, Beach, Hasebroock, LeBaron, Schuster and Welsh were each granted 4,500 shares of restricted stock under the 2008 Non-Employee Directors' Restricted stock plan. The restricted stock vests one year from the grant. The amounts shown in this column include the fair value of the annual restricted stock award on the date of grant which was $2.19. For additional information relating to the assumptions made in valuing and expensing these awards for 2009 refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC.

(4)
Mr. Schuster became a Board member on May 20, 2009.

(5)
Outstanding stock option awards at December 31, 2009 were as follows: Messrs. Welsh, Abramson, Beach, LeBaron and Hasebroock, 23,625 shares.

(6)
Under the consulting agreement terminated on September 4, 2009, Mr. Beach was paid $22,998 in cash for consulting services and 8,124 shares of restricted stock which vested on September 4, 2009. The grant date fair value of the vested shares was $18,279.

        The Company does not pay directors who are also officers or employees of the Company any additional compensation for their service as directors.

 REPORT OF THE AUDIT COMMITTEE

        The following report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The Audit Committee is comprised of Alvin Abramson (Chairman), Marc E. LeBaron, Mark D. Hasebroock and Steven J. Schuster, each of whom is an independent director of the Company under the rules adopted by Securities and Exchange Commission and the NYSE AMEX.

        The Company's management is responsible for the preparation of the Company's financial statements and for maintaining an adequate system of internal controls and processes for that purpose. KPMG LLP acts as the Company's independent registered public accounting firm and they are responsible for conducting an independent audit of the Company's annual financial statements in accordance with the standards of the PCAOB and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

        The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2009 with management of the Company and with representatives of KPMG. The discussions with KPMG also included the matters required by Statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the Audit Committee reviewed the independence of KPMG. The Audit Committee discussed KPMG's independence with them and have received written disclosures and a letter from KPMG regarding their independence as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence.

        Based upon its review and the discussions noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

        The foregoing report is submitted by the Audit Committee in accordance with the requirements of the Securities Exchange Act of 1934 and the rules and regulations there under.

  Alvin Abramson (Chair)
  Marc E. LeBaron
  Mark D. Hasebroock
  Steven J. Schuster

Independent Registered Public Accountants

        KPMG LLP, certified public accountants, is the independent registered public accounting firm for the Company. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make any statement they might desire and will also be available to respond to appropriate questions from stockholders. The following table sets forth the aggregate fees for professional service rendered by KPMG LLP for each of the last two fiscal years:

Category of Fee	2009	2008
Audit Fees(1)	$291,500	$486,308
Audit Related Fees(2)	—	40,790
Tax Fees(3)	97,450	55,950
All Other Fees(4)	—	82,650

Total	$388,950	$665,698

(1)
Includes fees for professional services rendered during the fiscal year for the audit of our annual financial statements (including services relating to the audit of internal control over financial reporting under the Sarbanes-Oxley Act of 2002 for 2008) and for reviews of the financial statements included in our quarterly reports on Form 10-Q.

(2)
Includes fees for financial due diligence related to completed acquisitions and other accounting compliance assistance during 2008.

(3)
Includes fees related to tax preparation and tax compliance.

(4)
Includes fees for financial due diligence related to acquisition targets.

        As discussed on page 9, the Audit Committee has implemented pre-approval procedures consistent with the rules adopted by the Securities and Exchange Commission.

        There were no fees billed by KPMG LLP for the Company's most recent fiscal year for professional services rendered in connection with financial information systems design and implementation.

        The Company's independent registered public accountants for the current fiscal year have not been selected and are pending approval by the Audit Committee.

 PERFORMANCE GRAPH

        The following performance graph shows the cumulative total return on the Company's common stock, the S & P 500 Market Value Index and a peer group for the past five years. The peer group is made up of two corporations (namely Concord Camera Corp and Optibase Limited). The peer group is comprised of companies with a market capitalization between approximately $20 million and $22 million, each of which is engaged in the sale of products related to the theater, motion picture or image capturing or image projection businesses. The Company is unable to identify, for comparison purposes, any public industry or line-of-business indices because the small number of companies offering similar or competing products are divisions or subsidiaries of much larger, diversified companies.

        The performance graph assumes the value of the investment in the common stock and each index was $100 and that all dividends were reinvested.

	12/04	12/05	12/06	12/07	12/08	12/09
Ballantyne Strong, Inc.	$100.00	$108.67	$117.56	$130.00	$27.33	$82.89
S&P 500	$100.00	$104.91	$121.48	$128.16	$80.74	$102.11
Peer Group	$100.00	$66.30	$51.55	$34.91	$20.42	$25.32

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(www.researchdatagroup.com/S&P.htm)

 PROPOSAL 2
APPROVAL OF 2010 LONG-TERM INCENTIVE PLAN

General Information

        Upon recommendation of the Compensation Committee (the "Committee"), the Board of Directors adopted the Ballantyne Strong, Inc. 2010 Long-Term Incentive Plan (the "2010 Plan") on April 9, 2010, subject to approval by the stockholders of the Company. The Board of Directors believes that the 2010 Plan is essential to recruit, motivate and retain a high caliber management team and is expected to advance the long-term success of the Company by rewarding executive officers and key employees for the achievement of certain performance goals designed to increase stockholder value over a multi-year period. The Committee retained a compensation consultant, Compensation Strategies, Inc., to assist it in the development of the 2010 Plan.

        Long-term incentives are a critical component of the Company's compensation philosophy, as discussed more fully under "Compensation Discussion and Analysis" found earlier in this Proxy Statement. The Committee believes that the performance-based compensation authorized under the 2010 Plan will more closely align the interests of the Company's executive officers and key employees with those of its stockholders. The 2010 Plan will provide the Committee with more stock compensation vehicles to reward the achievement of long-term strategic objectives. Further, the Plan provides flexibility for the Committee to tie awards or shares earned to established performance goals that are expected to increase stockholder value of the Company over the long-term.

        An initial authorization of 600,000 shares has been requested for the 2010 Plan. It is expected that this authorization will accommodate awards for the first three to five years of the 2010 Plan resulting in an average annual usage rate of 0.8 to 1.4%. During the past three fiscal years, the Company has granted 118,491 shares of restricted stock to its employees, resulting in a total usage rate of less than one percent (0.84%). These results suggest that the Compensation Committee is committed to using dilutive stock compensation in a very judicious manner and is committed to achieving a balance between dilution and providing the necessary incentives to executive officers and key employees to create long-term stockholder value.

        If approved by stockholders at the Annual Meeting, the 2010 Plan will become effective on the date of the Annual Meeting and will be used for future grants to executive officers and key employees.

Summary of 2010 Plan

        The following is a summary of the terms of the 2010 Plan. This summary is not a complete description of all provisions of the 2010 Plan, and is subject to the actual terms of the 2010 Plan. A copy of the 2010 Plan is attached hereto as Exhibit A to this Proxy Statement.

        Administration.    The 2010 Plan will be administered by the Committee. The 2010 Plan provides the Committee with the flexibility to design compensatory awards that are responsive to the Company's needs. Subject to the terms of the 2010 Plan, the Committee has the discretion to determine the terms of each award, including which award, if any, may be subject to vesting upon a "change in control" of the Company, as such term is defined in the 2010 Plan. In general, all awards under the 2010 Plan to Company executive officers and other key employees will be made by the Committee. However, the Committee may delegate to one or more officers of the Company the day-to-day administration of the Plan.

        Awards and Eligibility.    Awards under the 2010 Plan may be in the form of stock options; stock appreciation rights, restricted shares, restricted units, performance shares or performance units.

        The Company expects that executive officers and key employees may receive awards from time to time under the 2010 Plan. The benefits or awards that may be received by or allocated to participants will be determined at the discretion of the Committee based on the development of a series of long-term strategic goals that the Board of Directors believes will significantly enhance shareholder value if achieved.

        Shares Available for Issuance.    The maximum number of shares as to which stock awards may be granted under the 2010 Plan is 600,000 shares. This reserved share amount is subject to adjustments by the Committee as provided in the 2010 Plan for stock splits, stock dividends, recapitalizations, acquisitions and other similar transactions or events. Shares of common stock issued under the 2010 Plan may be shares of original issuance, shares held in Treasury or shares that have been reacquired by the Company. Shares returned to the Company upon exercise of an option or retained by the Company for tax withholding will be considered issued under the 2010 Plan and will not be available for future issuance under the 2010 Plan.

        Expired, Forfeited or Unexercised Awards.    If any award granted under the 2010 Plan expires, is forfeited or becomes unexercisable without having been exercised or paid in full, the shares subject thereto will be available for future awards under the 2010 Plan. An award of performance shares will be treated as not having been paid in full whenever less than the target number of performance shares is issued in satisfaction of such award and the difference will be added to the number of shares available for future awards under the 2010 Plan.

        Transferability of Awards.    Except as provided below, no award under the 2010 Plan may be transferred by a participant other than upon death by will or the laws of descent and distribution or designation of a beneficiary in a form acceptable to the Committee. Stock options may be exercised during the participant's lifetime only by the participant or, in the event of the participant's legal incapacity, the guardian or legal representative acting on behalf of the participant. Any award made under the 2010 Plan may be transferred as necessary to fulfill any domestic relations order as defined in Internal Revenue Code ("Code") Section 414(p)(1)(B).

        Termination.    The 2010 Plan will terminate on the tenth anniversary of the date it is approved by stockholders, and no award will be granted under the Plan after that date. However, awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

        Plan Amendment.    The 2010 Plan may be amended by the Board of Directors, from time to time. No material amendment of the 2010 Plan shall be made without stockholder approval if such stockholder approval is required by law, regulation or stock exchange rules.

Types of Awards Allowed Under the 2010 Plan

        Options.    Stock options entitle the optionee to purchase shares of common stock at a price equal to or greater than the fair market value on the date of grant. Options may be either incentive stock options or nonqualified stock options. The option may specify that the option price is payable in cash, or in the sole discretion of the Committee either by: (i) the transfer to the Company of unrestricted stock, (ii) a cashless exercise through a "same-day sale" commitment, (iii) any combination of (i) and (ii), or (iv) any other method approved or accepted by the Committee. No stock option may be exercised more than ten (10) years from the date of grant. Each grant may specify a period of continuous employment or service with the Company or any affiliate that is necessary before the stock option or any portion thereof will become exercisable and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event. The 2010 Plan prohibits option repricing as well as exchange of underwater options for cash or other awards without stockholder approval.

        Stock Appreciation Rights.    Stock appreciation rights represent the right to receive an amount determined by the Committee and expressed as a percentage not exceeding 100% of the difference between the grant price of the stock appreciation right which shall be not less than 100% of the fair market value of one share of stock on the date of the grant of the stock appreciation right and the fair market value of the Company's common stock on the date the rights are exercised. The grant may specify that the amount payable upon exercise of the stock appreciation right may be paid by the Company in cash, in shares of the Company's common stock, or any combination of the foregoing. The Committee may grant "tandem" stock appreciation rights in connection with an option or "free-standing" stock appreciation rights when unrelated to an option. No stock appreciation right may be exercised more than ten years from the grant date.

        Restricted Shares.    An award of restricted shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of common stock in return for the performance of services. The transfer may be made without additional consideration from the participant. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to the discretion of the Committee. Restricted shares must be subject to a "substantial risk of forfeiture" within the meaning of Code Section 83 for a period to be determined by the Committee on the grant date, and any grant may provide for the earlier termination of such risk of forfeiture in the event of a change in control of the Company or similar event.

        Restricted Stock Units.    An award of restricted stock units granted under the 2010 Plan represents the right to receive a specific number of units at the end of the specified period. Each recipient of restricted stock units shall have no rights as a stockholder with respect to the participant's restricted stock units. Payments under a restricted stock unit award shall be made in either cash, shares of stock or some combination thereof, as specified in the applicable award agreement.

        Performance Shares and Units.    An award of performance shares and/or units entitles a participant to receive performance shares or performance units of the Company based upon the degree of achievement of pre-established performance goals over the performance period. Each grant will specify one or more performance goals to be met within the performance period, which may be subject to earlier termination in the event of a change of control or a similar event. If by the end of the performance period the participant has achieved the specified performance goals, the participant will be deemed to have fully earned the performance shares and/or performance units. If the participant has not achieved the level of acceptable achievement, the participant may be deemed to have partly earned the performance shares and/or performance units in accordance with a predetermined formula. To the extent earned, the performance shares and/or performance units will be paid to the participant at the time and in the manner specified in the grant or determined by the Committee in either cash, shares of the Company's common stock or some combination thereof.

Performance Goals

        The 2010 Plan provides that grants of performance shares may be made based upon "performance goals." Performance goals applicable to awards that are limited to specified levels of or increases in the Company's or affiliate's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest, taxes, depreciation and/or amortization, sales, sales growth, gross margin, return on investment, increase in the fair market value of the Company's common stock, share price (including but not limited to, growth measures and total stockholder return), operating income or profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic or incremental value added, economic profit, balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, working capital measurements (such as average working capital divided by sales), customer or dealer satisfaction surveys and productivity. Performance goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or the subsidiary, division, department or function within the Company or subsidiary in which the participant is employed. Performance criteria may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any performance goal may provide for adjustments to exclude the impact of any significant acquisitions or dispositions of businesses by the Company, one-time non-operating charges, or accounting changes (including the early adoption of any accounting change mandated by any governing body, organization or authority). Prior to the payment of any compensation based on the achievement of performance goals, the Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied.

Section 162(m) Exemption

        Code Section 162(m) prevents a publicly held corporation from claiming income tax deductions for compensation in excess of $1,000,000 paid to certain senior executives. Compensation is exempt from this limitation if it is "qualified performance-based compensation." Stock options are an example of performance-based compensation. Other types of awards, such as restricted stock, and performance shares, that are granted pursuant to pre-established objective performance formulas, may also qualify as performance-based compensation, so long as certain requirements are met, including the prior approval by stockholders of the material terms of the 2010 Plan. By approving the 2010 Plan, the stockholders will be approving, among other things, (i) the eligibility requirements for participation in the 2010 Plan; and (ii) the performance goals upon which the grant or vesting of awards may be based.

Tax Consequences

        The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2010 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

        In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

        An optionee generally will not recognize income upon the grant or exercise of an incentive stock option. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option. In addition, if an optionee is subject to federal

"alternative minimum tax," the exercise of an incentive stock option will be treated essentially the same as a nonqualified stock option for purposes of the alternative minimum tax.

        A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the restricted stock will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted stock (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

        A participant generally will not recognize income upon the grant of performance shares. Upon payment, with respect to performance shares, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted stock received.

        To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Code Section 162(m).

Vote Required for Approval and Board of Directors Recommendation

        Approval of the 2010 Plan requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be considered votes cast for or against the approval of the 2010 Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

 PROPOSAL 3
APPROVAL OF AMENDMENT TO EXTEND THE DURATON OF THE 2005 EMPLOYEE
STOCK PURCHASE PLAN UNTIL OCTOBER 2013

        During 2005, the Board of Directors and stockholders approved the adoption of the 2005 Employee Stock Purchase Plan. The Plan is set to expire in October 2010. During March of 2010, the Board of Directors approved an amendment to extend the duration of the Employee Stock Purchase Plan to October 2013. The Board believes that an Employee Stock Purchase Plan, such as contained in the 2005 Plan, is important to provide a mechanism to offer both management and non-management employees the ability to participate in the long-term growth of the Company with minimal dilution to stockholders by offering all eligible employees the opportunity to purchase Ballantyne common stock at a 15% discount through payroll deductions. Under the 2005 Plan, a maximum of 2,000 shares per plan year can be purchased by eligible employees. Since the adoption of the Plan, 61,447 shares have been purchased by eligible employees leaving 88,553 shares available for issuance under the plan if the stockholders approve the extension.

        A copy of the amendment is attached hereto as Exhibit B to this Proxy Statement.

Vote Required for Approval and Board of Directors Recommendation

        Approval of the amendment to extend the duration of the 2005 Employee Stock Purchase Plan until October 2013 requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will not be considered votes cast for or against the approval of the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

 PROPOSAL 4
APPROVAL OF AMENDMENT TO EXTEND THE DURATON OF THE 2005 RESTRICTED
STOCK PLAN UNTIL SEPTEMBER 2013

        During 2005, the Board of Directors and stockholders approved the adoption of the 2005 Restricted Stock Plan. The Plan is set to expire in September 2010. During March of 2010, the Board of Directors approved an amendment to extend the duration of the Plan to September 2013, subject to approval by the stockholders. A restricted stock award is a grant that vests over time. As the stock award vests, employees receive Ballantyne common shares that they own outright. The Board of Directors believes that the Plan advances the interests of Ballantyne and its stockholders by providing a means to attract, retain and motivate high caliber employees of Ballantyne and its subsidiaries. Since the adoption of the Plan, 159,521 shares have been issued to employees leaving 90,479 shares available for issuance under the plan if the stockholders approve the extension. The shares granted under the Plan since inception had a dilutive effect of 1.1%. These results suggest that the Compensation Committee is committed to using dilutive restricted stock in a very judicious manner and is committed to achieving a balance between dilution and providing the necessary incentives to key management employees to drive long-term shareholder value. This restricted stock would be used to provide incentives to key employees who would not be participating in the 2010 Long-Term Incentive Plan discussed in Proposal 2.

        A copy of the amendment is attached hereto as Exhibit C to this Proxy Statement.

Vote Required for Approval and Board of Directors Recommendation

        Approval of the amendment to extend the duration of the 2005 Restricted Stock Plan until September 2013 requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be considered votes cast for or against the approval of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

STOCKHOLDER PROPOSALS

        In accordance with the rules of the Securities and Exchange Commission, stockholder proposals must be received by December 21, 2010 to be considered for inclusion in the Proxy Statement for the 2011 Annual Meeting of Stockholders which is expected to be held in May 2011. It is suggested that any stockholder desiring to submit a proposal, do so by Certified Mail, Return Receipt Requested. Stockholders should also note that, in addition to the requirement of timely receipt by the Board of Directors of a proposal as stated above, such proposal will not be included in the proxy solicitation material for the 2011 Annual Meeting of Stockholders unless it otherwise complies with the Company's Bylaws, requirements of Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder.

ADDITIONAL INFORMATION

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Ballantyne believes that all persons, subject to these reporting requirements filed the required reports on a timely basis during 2009.

 Exhibit A

BALLANTYNE STRONG, INC.
2010 LONG-TERM INCENTIVE PLAN

A-i

A-ii

A-iii

 ARTICLE 1
ESTABLISHMENT, PURPOSE AND DURATION

        1.1    Establishment of the Plan.    The Company hereby establishes an incentive compensation plan to be known as the "Ballantyne Strong, Inc. 2010 Long-Term Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options, Restricted Stock and Performance Shares. The Plan is effective as of May 19, 2010 (the "Effective Date"), provided that the Company's Shareholders approve the adoption of the Plan.

        1.2    Purpose of the Plan.    The Plan is intended to advance the best interests of the Company, its Affiliates and its Stockholders by providing those persons who have substantial responsibility for the management and growth of the Company with additional performance incentives and an opportunity to obtain or increase their ownership in the Company, thereby encouraging them to continue in their employment with the Company.

        1.3    Duration of the Plan.    Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

ARTICLE 2
DEFINITIONS

        The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably to require a broader, narrower or different meaning.

        2.1    "Affiliate" means any corporation, partnership, limited liability company or association, trust or other entity or organization which directly or indirectly controls, is controlled by or under common control with, the Company. For purposes of the proceeding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean that the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of Directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

        2.2    "Authorized Shares" shall have the meaning ascribed to that term in Section 5.1.

        2.3    "Award" shall be defined to mean a grant made under the Plan in the form of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Units, Restricted Stock, Restricted Stock Units or Performance Shares or Performance Units.

        2.4    "Award Agreement" means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

        2.5    "Board" means the Board of Directors of the Company.

        2.6    "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

        2.7    "Committee" means the Compensation Committee of the Board, or if the Compensation Committee of the Board chooses to delegate its duties, a committee of at least two (2) persons who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board to administer the Plan.

        2.8    "Common Stock" means the $0.01 par value common stock of the Company.

        2.9    "Company" means Ballantyne Strong, Inc., a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

        2.10    "Director" means a member of the Board.

        2.11    "Employee" means an individual employed by the Company or an Affiliate (within the meaning of Code §3401 and the Regulations thereunder).

        2.12    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

        2.13    "Exercise Price" means the price per share at which an Option may be exercised.

        2.14    "Fair Market Value" of a Share as of a specified date means the per Share closing price of the Shares reported on the principal securities exchange on which the Shares are traded on that date (or if there were no reported prices on such date, on the last preceding date on which prices were reported) and if the Company is not listed on a securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion.

        2.15    "Fiscal Year" means the calendar year.

        2.16    "Free-Standing SAR" means an SAR that is granted independently of any Options, as described in Article 7.

        2.17    "Incentive Stock Option" or "ISO" means an Option to purchase stock that is designated as Incentive Stock Option that satisfies the requirements of §422 of the Code.

        2.18    "Non-Qualified Stock Option" or "NQSO" means a "non-qualified stock option" to purchase stock that does not satisfy the requirements of §422 of the Code.

        2.19    "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

        2.20    "Participant" means an Employee who has received an Award.

        2.21    "Performance Award" means any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 10.

        2.22    "Performance Cash" means any cash incentive granted pursuant to Article 10 which will be paid to a Participant on the achievement of Performance Goals during a Performance Period.

        2.23    "Performance Goals" means one or more of the criteria described in Section 10.2 on which the performance goals applicable to an Award are based.

        2.24    "Performance Period" means the period of time as specified by the Committee over which Performance Shares are to be earned.

        2.25    "Performance Share" means an Award made pursuant to Article 10 which entitles the Participant to receive Shares based on the achievement of Performance Goals during a Performance Period.

        2.26    "Performance Unit" means any Award made pursuant to Article 10 which entitles the Participant to receive Units valued by reference to a designated amount of property other than Shares (or cash), which value will be paid to the Participant upon achievement of such Performance Goals during the Performance Period as the Committee shall establish.

        2.27    "Period of Restriction" means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion, as provided in Article 8).

        2.28    "Plan" means this Ballantyne Strong, Inc. 2010 Long-Term Incentive Stock Plan.

        2.29    "Restricted Stock" means any Share of stock issued or granted under the Plan with the restriction that the Participant may not sell, transfer, pledge or assign such Shares and such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends) which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

        2.30    "Restricted Stock Unit" or "RSU" means an Award made pursuant to Article 9, of a Unit that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash, Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, which restrictions may lapse separately or in combination at such time or times, installments or otherwise, as the Committee may deem appropriate.

        2.31    "Share" means a share of the Company's common stock.

        2.32    "Stock Appreciation Right" or "SAR" means a right, granted pursuant to Article 7, to receive an amount equal to the excess of (i) the market price of a specified number of Shares at the time of exercise over (ii) the Exercise Price of the right as established by the Committee on the date of the grant, which will be payable in Shares or cash as established by the Committee.

        2.33    "Tandem SAR" means an SAR granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share of stock under the related Option (when a Share of stock is purchased under the Option, the Tandem SAR shall similarly be cancelled).

        2.34    "Ten-Percent Shareholder" means an individual who at the time the applicable Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation. Any individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionally by and for its stockholders, partners or beneficiaries.

ARTICLE 3
ADMINISTRATION

        3.1    Administration of the Plan.    The Plan shall be administered by the Committee. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award, intended to be performance based, not to qualify for treatment as "Performance Based Compensation" under §162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with any action taken by the Committee, the Board action shall control. The Committee may delegate any and all aspects of the day-to-day administration of the Plan to one or more officers of the Company or any Affiliate, and/or to one or more agents.

        3.2    Powers of the Committee.    Subject to the expressed provisions of this Plan, the Committee shall be authorized and empowered to take all actions that it determines to be necessary or appropriate in connection with the administration of the Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are eligible to be granted Awards, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions of Awards, including the number of Shares subject to Awards, the exercise or purchase price of such Shares, and the circumstances under which Awards can be exercised or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; (iv) to establish and certify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercise ability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of Award Agreements or other communications evidencing Awards made under this Plan (which need not be identical) and the terms or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 5.3; (vii) to interpret and construe this Plan, any rule and regulations under this Plan, and the terms and conditions of any Award granted hereunder, and to make any exceptions to such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary and advisable for the administration of the Plan.

        3.3    Determinations by the Committee.    All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations, and the terms and conditions of or operation of any Award granted hereunder shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitations, the recommendation or advice of any officer or other employee of the Company and such attorneys, consultants, accountants as it may select. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, or any Award under the Plan.

ARTICLE 4
ELIGIBILITY AND PARTICIPATION

        4.1    General Rule.    Subject to the terms and conditions set forth below, individuals eligible to participate in this Plan include all Employees of the Company or an Affiliate.

        4.2    Actual Participation.    Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

        4.3    Ten-Percent Shareholders.    An Employee who holds more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company, its parent or subsidiaries, is not eligible to receive an Incentive Stock Option pursuant to this Plan unless the exercise price of the Incentive Stock Option is at least 110% of the Fair Market Value of the underlining Shares on the date of the grant and the term of the Option does not exceed five (5) years. For purposes of this Section 4.3, stock ownership of an Employee shall be determined pursuant to Section 424(d) of the Code.

ARTICLE 5
SHARES AVAILABLE UNDER THE PLAN; LIMITATION ON AWARDS

        5.1    Number of Shares Available for Awards.    Subject to adjustments provided for in Section 5.3, the maximum number of Shares available for issuance to Participants under the Plan (the "Share Authorization") shall be 600,000 Shares.

        5.2    Share Usage.    Shares governed by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise, without the issuance of such Shares will be available again for grant under the Plan. Moreover, if the option price of any option granted under this Plan or the tax withholding requirements with respect to an Award granted under this Plan are satisfied by tendering Shares to the Company (by their actual delivery or by attestation) only the number of Shares issued (net of Shares tendered), if any, will be deemed delivered for the purposes of determining the maximum number of Shares available for delivery under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

        5.3    Adjustment.    In the event that the Committee, in its sole discretion, shall determine that any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to preserve (but not increase) the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of Shares which may thereafter be issued in connection with respect to Awards pursuant to Articles 6, 7, 8, 9 and 10, (ii) the number and kind of Shares issued in respect of outstanding Awards, and (iii) the Exercise Price relating to any Options.

        5.4    Non-Transferability.    Except as specified in the applicable Award Agreement or in domestic relations court orders, an Award shall not be transferable by the Participant other than by will or under the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by him or in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under State law. Any attempted assignment of an Award in violation of this Section shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement, may terminate the Award.

        5.5    ISO Maximum.    In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 600,000 Shares, subject to adjustment as provided in Section 5.3.

        5.6    Limitations on Awards to Individual Participants.    Subject to adjustment as provided in Section 5.3, no Participant may be granted (i) Options or SARs during any year of the Plan of more than 100,000 Shares or (ii) Restricted Stock or Restricted Stock Units during any year of the Plan of more than 60,000 Shares or (iii) Performance Awards in any rolling Performance Period that are intended to comply with the performance based exception under Code Section 162(m) and are denominated in Shares with respect to more than 60,000 Shares (the "Limitations"). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Awards that are intended to comply with the performance based exception under Code Section 162(m) and are denominated in cash is $500,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitation.

ARTICLE 6
STOCK OPTIONS

        6.1    Grant of Options.    Subject to the terms and provisions of this Plan, Options may be granted to eligible persons in such number, and upon such terms, and at such time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or any Affiliate (as permitted under Sections 422 and 424 of the Code).

        6.2    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

        6.3    Exercise Price.    The Exercise Price for each grant of an Option under the Plan, shall be determined by the Committee, in its sole discretion, and shall be specified in the Award Agreement; provided, however, that the Exercise Price on the day of the grant must be at least equal to 100% of the Fair Market Value of the Shares as determined on the date of the grant. Notwithstanding the foregoing, the price at which Shares may be purchased under an ISO granted to a Participant who is a Ten-Percent Shareholder shall not be less then 110% of the Fair Market Value of the Shares as determined on the date of the grant.

        6.4    Term of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of the grant, provided, however, no Option shall be exercisable later than the 10th anniversary date of its grant. Notwithstanding the foregoing, the period during which an ISO may be exercised by a Ten-Percent Shareholder shall expire not later than five (5) years after the date the ISO is granted.

        6.5    Exercise of Options.    Vested Options granted under this Article 6 shall be exercisable on such terms and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions may not be the same for each grant or for each Participant.

        6.6    Payment.    Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

        A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Exercise Price. The Exercise Price of any Option shall be payable to the Company in full in cash or its equivalent or in the sole discretion of the Committee, either: (a) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of the exercise equal to the Exercise Price prior to their tender to satisfy the Exercise Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market; (b) by a cashless exercise (broker-assisted exercise) through a "same-day sale" commitment; (c) by a combination of (a) and (b); or (d) by any other method approved or accepted by the Committee.

        Subject to any government rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of the applicable tax withholding) the Company shall deliver to the Participant evidence of book entry Shares, or upon Participant's request of share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

        Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

        6.7    Restriction to Insure Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

        6.8    Termination of Employment.    Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

        6.9    Limitation on ISOs.    To the extent that the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Shares subject to ISOs under the Plan and Shares subject to ISOs under all other plans of the Company, such Options shall be treated as NQSOs. For this purpose, the "Fair Market Value" of the Shares subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as Shares acquired pursuant to the exercise of an ISO.

ARTICLE 7
STOCK APPRECIATION RIGHTS

        7.1    Authority to Grant Stock Appreciation Rights.    Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the terms and conditions pertaining to such SAR.

        7.2    Types of Stock Appreciation Rights Available.    The Committee may grant Free-Standing SARs, Tandem SARs or any combination of these forms of SARs.

        7.3    General Terms.    Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one Share of stock on the date of exercise, over (b) the grant price of the SAR, which shall not be less than 100% of the Fair Market Value of one Share of stock on the date of the grant of the SAR. The grant price of Tandem SARs shall be equal to the Exercise Price of the related Option.

        7.4    SAR Agreement.    Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of a SAR as it may deem appropriate.

        7.5    Term of SAR.    The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, provided no SAR shall be exercisable on or after the tenth (10th) anniversary date of its grant. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO; (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the excess of the Fair Market Value of the Shares of stock subject to the underlying ISO at the time the Tandem SAR is exercised over the Exercise Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares of stock subject to the ISO exceeds the Exercise Price of the ISO.

        7.6    Exercise of Free-Standing SARs.    Subject to the terms and provisions of the Plan and the applicable Award Agreement, Free-Standing SARs may be exercised in whole or part from time to time by the delivery of written notice in the manner designated by the Committee stating (a) that the Participant wishes to exercise such SAR on the date such notice is so delivered, (b) the number of Shares of stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be mailed. In accordance with applicable law, Free-Standing SARs may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.

        7.7    Exercise of Tandem SARs.    Subject to the terms and provisions of the Plan and the applicable Award Agreement, Tandem SARs may be exercised for all or part of the Shares of stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option and by delivery of written notice in the manner designated by the Committee stating (a) that the Participant wishes to exercise such SAR on the date such notice is so delivered, (b) the number of Shares of stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be mailed. A Tandem SAR may be exercised only with respect to the Shares of stock for which its related Option is then exercisable. In accordance with applicable law, a Tandem SAR may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.

        7.8    Payment of SAR Amount.    Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a Share of stock on the date of exercise over the grant price of the SAR by the number of Shares of stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in stock of equivalent value, or some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

        7.9    Termination of Employment.    Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following the Participant's termination of employment. Such provision shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all SARs issued pursuant to the this Article 7.9, and may reflect distinctions based upon the reason for termination.

        7.10    Non-Transferability of SARs.    Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by Will or by the laws of dissent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable in his or her lifetime only by the Participant, and after that time, by Participant's heirs or estate. Any attempt at assignment of an SAR in violation of this Section 7.10 shall be null and void.

        7.11    Participant's Rights as a Stockholder.    Each recipient of a SAR Award shall have no rights as a stockholder.

        7.12    Restrictions on Stock Received.    The Committee may impose such conditions and/or restrictions on any Shares of stock received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, requirements that the Participant holds the Shares of stock received upon exercise of a SAR for a specified period of time.

 ARTICLE 8
RESTRICTED STOCK

        8.1    Restricted Stock Awards.    Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may make Awards of Restricted Stock under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Participant's rights with respect to Restricted Stock, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

        8.2    Restricted Stock Award Agreement.    Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

        8.3    Participant's Rights as Stockholder.    Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Participant's name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

ARTICLE 9
RESTRICTED STOCK UNITS

        9.1    Authority to Grant RSU Awards.    Subject to the terms and conditions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of the Participant.

        9.2    RSU Award.    An RSU Award shall be similar in nature to a Restricted Stock Award except that no Shares of stock are actually transferred to the Participant until a later date as specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of the Shares of stock.

        9.3    RSU Award Agreement.    Each RSU Award shall be evidenced by an Award Agreement that contains any substantial risk of forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

        9.4    Form of Payment Under RSU Award.    Payment under an RSU Award shall be made in either cash, Shares of stock, or some combination thereof, as specified in the applicable Award Agreement.

        9.5    Participant's Rights as a Stockholder.    Each recipient of an RSU Award shall have no rights as a stockholder with respect to the Participant's RSUs. A Participant shall have no voting rights with respect to any RSU Awards.

ARTICLE 10
PERFORMANCE AWARDS

        10.1    Authority to Grant Performance Shares/Performance Units.    Subject to the terms and conditions of the Plan, the Committee, at any time, and from time to time, may grant performance awards in the form of Performance Shares and/or Performance Units to eligible persons in such amounts and upon such terms and conditions as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Award of Performance Shares and/or Performance Units shall be based upon the attainment of such Performance Goals as the Committee may determine. If the Committee imposes vesting and transferability restrictions on a Participant's rights with respect to an Award of Performance Shares and/or Performance Units, the Committee may issue such restrictions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for Shares of stock issued pursuant to a Performance Share Award or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares of stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares of stock as counsel for the Company considers necessary or advisable to comply with applicable law.

        10.2    Performance Goals.    Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of the Performance Period, the amount of the Award of Performance Shares and/or Performance Units, and the amount and kind of any payment or transfer to be made pursuant to any Award of Performance Shares and/or Performance Units. A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. The Performance Goals upon which the payment or vesting of an Award to a Participant that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Goals: return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest, taxes, depreciation and/or amortization, sales, sales growth, gross margin, return on investment, increase in the fair market value of the Company's common stock, share price (including but not limited to, growth measures and total stockholder return), operating income or profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic or incremental value added, economic profit, balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, working capital measurements (such as average working capital divided by sales), customer or dealer satisfaction surveys and productivity. Such goal will be measured by excluding the negative impact of one-time, isolated, non-recurring events. Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or the subsidiary, division, department or function within the Company or subsidiary in which the participant is employed. Performance criteria may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. In interpreting Plan provisions applicable to Performance Goals, Performance Shares and/or Performance Units, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Shares and/or Performance Units to be issued pursuant to the Plan shall be determined by the Committee.

        10.3    Adjustment of Performance Goals.    If provided in the terms of the Award, the Committee may adjust Performance Goals and the related minimum acceptable levels of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the grant date of an Award of Performance Shares that are unrelated to the performance of the Participant and result in distortion of the Performance Goals or the related minimum acceptable level of achievement; provided, however, that any such modification may not increase the amount payable under such Award.

        10.4    Written Agreement.    Each Award of Performance Shares or Performance Units shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

        10.5    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, and need not be uniform on all Awards of Performance Shares and/or Performance Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

        10.6    Form of Payment Under a Performance Award.    Payment under a Performance Award shall be made either in cash, Shares of stock, or some combination thereof, as specified in the Participant's Award Agreement.

ARTICLE 11
RIGHTS OF PARTICIPANTS

        11.1    Employment.    Nothing in this Plan or in an Award Agreement shall interfere with or limit in any way the right of the Company to determine any Participant's employment or service to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service for a specified period of time.

        Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company and, accordingly, subject to Article 3 and Article 11, this Plan and the benefits hereunder may be terminated at any time at the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company.

        11.2    Participation.    No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

        11.3    Rights of Stockholder.    Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 12
CHANGE IN CONTROL

        An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the applicable Award Agreement and determined by the Committee on a grant-by-grant basis or as may be provided in an after written agreement between the

Company and the Participant; provided, however, that in the absence of such a provision, no such acceleration shall occur.

ARTICLE 13
AMENDMENT, MODIFICATION, SUSPENSION AND TERMINATION

        13.1    Amendment, Modification, Suspension and Termination.    Subject to Article 3, the Committee may, at any time, and from time to time, alter, amend, modify, suspend or terminate this Plan and any Award Agreement with the Participant's agreement, in whole or in part; provided, however, that without the prior approval of the Company's Stockholders except as provided in Section 5.3, Options or SARs issued under this Plan will not be repriced, replaced or regranted through cancelation, or by lowering the Exercise Price of a previously granted Option or SAR, and no material amendment of this Plan shall be made without Stockholder approval if such Stockholder approval is required by law, regulation or stock exchange rule.

        13.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Non-Recurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 5.3 hereof) effecting the Company or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principals, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants under the Plan.

        13.3    Amendment to Conform to Law.    Notwithstanding any other provision of this Plan to the contrary, the Board may amend the Plan or any Award Agreement to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.

ARTICLE 14
WITHHOLDING

        14.1    Tax Withholding.    The Company shall have the power and right to deduct or withhold or require Participants to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

        14.2    Share Withholding.    With respect to withholding required upon the exercise of Options, the issuance of any Restricted Shares or upon the achievement of Performance Goals related to Performance Shares or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy their withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be so determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

 ARTICLE 15
MISCELLANEOUS

        15.1    Legend.    The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of Shares.

        15.2    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein shall include the feminine, the plural shall include the singular and the singular shall include the plural.

        15.3    Severability.    In the event any provision of this Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal and invalid provision had not been included.

        15.4    Requirements of Law.    The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and such approvals by any governmental agencies or national securities exchanges as may be required.

        15.5    Indemnification of The Committee.    The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of appropriate settlements made with a view to the curtailment of the cost of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he continues to be a member of the Committee at the time of incurring the expenses, including without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member's duties as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudicated in any action, suit or proceeding to have been guilty of willful misconduct in the performance of his duties as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after the institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend the same at its own expense. The right of indemnification shall inure to the benefit of the heirs, executors and administrators of each member of the Committee, and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

        15.6    Headings.    Headings of Articles are included for convenience of reference only and do not constitute part of the Plan and shall be used in construing the terms and provisions of the Plan.

        15.7    Other Compensation Plans.    The adoption of this Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company, nor shall this Plan preclude the Company from establishing any other form of incentive compensation arrangements for Employees.

        15.8    Retirement and Welfare Plans.    Neither Awards made under this Plan nor shares of stock or cash paid pursuant to such Awards may be included as "compensation" for purposes of computing the benefits payable to any person under the Company's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit.

        15.9    Successors.    All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

        15.10    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body have jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares of stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares of stock as to which such requisite authority shall not have been obtained.

        15.11    Investment Representations.    The Committee may require any person receiving stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the Shares of stock for investment without any present intention to sell or distribute the stock.

        15.12    Persons Residing Outside the United States.    Notwithstanding any provisions of this Plan to the contrary, in order to comply with the laws in other countries in which the Company operates or has Employees, the Committee in its sole discretion, shall have the power and authority to (a) to determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent that such actions may be necessary or advisable—any subplans and modifications to plans, terms and procedures established under this Section 15.12 by the Committee shall be attached to the Plan document as appendices; and (e) take any action, before or after an Award is made, that is deemed advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any action hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities laws or governing statutes or any other applicable law.

        15.13    No Fractional Shares.    No fractional Shares of stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards or other property shall be issued or paid in lieu of fractional Shares of stock or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

        15.14    Arbitration of Disputes.    Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted in Douglas County, Nebraska pursuant to the arbitration rules of The American Arbitration Association. The arbitration will be final and binding on the parties.

        15.15    Governing Law.    The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise confer construction or interpretation of the Plan to the substantive laws of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Nebraska, to resolve any and all issues that might arise out of or relate to the Plan or any related Award.

 Exhibit B

AMENDMENT NO. 1 TO THE BALLANTYNE STRONG, INC.
2005 EMPLOYEE STOCK PURCHASE PLAN

        The Ballantyne Strong, Inc. 2005 Employee Stock Purchase Plan is hereby amended as follows:

1.
Section 4.1 of the 2005 Employee Stock Purchase Plan is hereby amended to read as follows:

  "4.1 The maximum number of shares of Common Stock purchasable by all Eligible Employees during any Offering Period, subject to adjustment, upon changes in capitalization of the Corporation as provided in Section 4.3, shall be as follows: (a) during the Offering Period ending in October 2011, one-third (1/3) of the shares of Common Stock remaining available for purchase under the Plan; (b) during the Offering Period ending in October 2012, one-half (1/2) of the shares of Common Stock remaining available for purchase under the Plan; and (c) during the Offering Period ending in October 2013, all of the shares of Common Stock remaining available for purchase under the Plan."

2.
All other terms, conditions and provisions of said Plan, as heretofore amended, shall remain the same.

B-1

 Exhibit C

AMENDMENT NO. 1 TO THE BALLANTYNE STRONG, INC.
2005 RESTRICTED STOCK PLAN

        The Ballantyne Strong, Inc. 2005 Restricted Stock Plan is hereby amended as follows:

1.
Section 7(k) of the 2005 Restricted Stock Plan is hereby amended to read as follows:

  "7(k) The Plan should be terminated as to future awards on the date which is eight (8) years after the Effective Date."

2.
All other terms, conditions and provisions of said Plan, as heretofore amended, shall remain the same.

C-1

70463 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/btn Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. BALLANTYNE STRONG, INC. Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Please mark your votes as indicated in this example X FOR ALL Nominees: WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN Proposal 1 – ELECTION OF DIRECTORS 01 William F. Welsh, II 02 Alvin Abramson 03 Christopher E. Beach 04 John P. Wilmers 05 Marc E. LeBaron 06 Mark D. Hasebroock 07 Steven J. Schuster (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions Proposal 2 – Proposal to adopt the 2010 Long-Term Incentive Plan. Proposal 3 – Proposal to adopt an amendment to extend the duration of the 2005 Employee Stock Purchase Plan to October 2013. Proposal 4 – Proposal to adopt an amendment to extend the duration of the 2005 Restricted Stock Plan to September 2013. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

70463 You can now access your Ballantyne Strong, Inc. account online. Access your Ballantyne Strong, Inc. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Ballantyne Strong, Inc., now makes it easy and convenient to get current information on your shareholder account. View account status View payment history for dividends View certificate history Make address changes View book-entry information Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect ® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 BALLANTYNE STRONG, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 19, 2010 The undersigned hereby appoints John P. Wilmers and Kevin S. Herrmann, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Ballantyne Strong, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters at 4350 McKinley Street, Omaha, Nebraska 68112, on the 19th day of May 2010 at 9:00 a.m., Local Time, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED, FOR APPROVAL OF THE 2010 LONG-TERM INCENTIVE PLAN, FOR THE AMENDMENT TO THE 2005 EMPLOYEE STOCK PURCHASE PLAN, FOR THE AMENDMENT TO THE 2005 RESTRICTED STOCK PLAN AND IN ACCORDANCE WITH THE INSTRUCTIONS OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side)